POWER OF ATTORNEY
 Know all by these presents, that the undersigned (the
"Reporting Person") hereby constitutes and appoints each
of Stacey W. Goff, Gary Maxwell ("Max") Cox, Michael Rouvina, Meredith Hayes, Kenneth J. Najder, and Kelly C. Simoneaux
signing individually, as the Reporting Person's true and
lawful attorney-in-fact to:
(1) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer or director of
Lumen Technologies (formerly CenturyLink, Inc.) or any successor thereof (the "Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;(2) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as a security holder of the Company selling securities of the Company in accordance with Rule 144 under the Securities Act of 1933, a Form 144;
(3) do and perform any and all acts for and on behalf of the Reporting Person that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such form with the United States Securities and Exchange Commission ("SEC") and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such items and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The
Reporting Person hereby ratifies and confirms any and all of the actions described above that have been taken by any of the named attorneys-in-fact prior to the date hereof. The Reporting Person hereby grants to each such attorney-in-fact full power and
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authority to do and perform any and every act and thing
whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or any such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by the virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933. This Power
of Attorney shall be effective as of the date the Reporting
Person becomes subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 Act with respect to holdings of and transactions in securities of the Company, and shall remain in full force and effect until the Reporting Person is no longer, required to file Forms 3, 4, 5 or 144 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact. I agree that the use of an electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any SEC or EDGAR filing for which it is provided. IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 4th day of April 2022.
/s/ Chris Stansbury
 CHRIS STANSBURY